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                           A.S.V., Inc. and Subsidiary
                 Exhibit 11 - Computation of Earnings per Share
                  Years Ended December 31, 1998, 1997 and 1996

                                                        1998         1997         1996
                                                     ----------   ----------   ----------
Basic
   Earnings
     Net income                                      $3,366,055   $2,323,557   $  921,509
                                                     ==========   ==========   ==========

   Shares
     Weighted average number of common
       shares outstanding                             7,764,505    7,366,116    7,181,537
                                                     ==========   ==========   ==========

   Earnings per common share                         $      .43   $      .32   $      .13
                                                     ==========   ==========   ==========

Diluted
   Earnings
     Net income                                      $3,366,055   $2,323,557   $  921,509
     Add after tax interest expense applicable
       to 6.5% convertible debentures                   233,188      206,700       49,635
                                                     ----------   ----------   ----------
   Net income applicable to common stock             $3,599,243   $2,530,257   $  971,144
                                                     ==========   ==========   ==========

   Shares
     Weighted average number of common
       shares outstanding                             7,764,505    7,366,116    7,181,537
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants        647,011      852,717      555,674
     Assuming conversion of 6.5% convertible
       debentures                                       603,997      681,818      163,544
                                                     ----------   ----------   ----------

     Weighted average number of common and
       common equivalent shares outstanding           9,015,513    8,900,651    7,900,755
                                                     ==========   ==========   ==========

   Earnings per common share                         $      .40   $      .28   $      .12
                                                     ==========   ==========   ==========
